Calculation of Filing Fee Tables
S-3
Joby Aviation, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	5,325,585	$ 14.425	$ 76,821,563.63	0.0001531	$ 11,761.38
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 76,821,563.63		$ 11,761.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,830.87
			Net Fee Due:						$ 2,930.51
Offering Note
[1]	1a. Consists of 5,325,585 of the registrant's common stock, $0.0001 par value per share (the "Common Stock"), issued to the selling stockholder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of any stock dividend, stock split, recapitalization or similar transaction. The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's Common Stock as reported on the New York Stock Exchange on August 28, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Joby Aviation, Inc.	S-3	333-282809	10/24/2024		$ 8,830.87	Unallocated (Universal) Shelf			$ 80,138,471.07
Fee Offset Sources	2	Joby Aviation, Inc.	S-3	333-267736		10/04/2022						$ 8,830.87
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	1a. On October 24, 2024, Joby Aviation, Inc. (the "Company") filed a Registration Statement on Form S-3ASR (Registration No. 333-282809) (the "Registration Statement") and, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), deferred payment of the entire registration fee. The Company previously registered securities having an aggregate offering price of up to $1,000,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-267736) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on October 4, 2022 and declared effective on October 20, 2022. In connection with the filing of the Prior Registration Statement, the Company made a contemporaneous registration fee payment in the amount of $110,200. As disclosed in the Registration Statement, securities having an aggregate offering price of up to $819,658,707 remained unsold under the Prior Registration Statement, the Prior Registration Statement was terminated as of the date of the Registration Statement, and, pursuant to Rule 457(p), $90,326 of the registration fee previously paid in connection with the Prior Registration Statement will be applied to the fees payable pursuant to the Registration Statement and its related prospectus supplements. On October 25, 2024, the Company filed a prospectus supplement and offset filing fees then due by $35,565.13. On December 10, 2024, the Company filed a prospectus supplement and offset filing fees then due by $45,930.00. As a result, as of the date of this prospectus supplement, a filing fee offset of $8,830.87 remains available to offset the current filing fee. The Company is offsetting the filing fee due under this prospectus supplement by $8,830.87, with no amounts remaining to be applied to future filings from this fee offset source.

Offset Note
[2]	See note 1a.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A